                                                                  EXHIBIT (c)(3)

OWNERSHIP SUMMARY                        Options
                                ---------------------------     % of Fully     Reinvested  Reinvested    New Equity   % of Fully
Name                    Shares   Vested  Unvested  Vst Price  Diluted Shares(1) Shares(2)  Vested Opt(2)  Investment  Diluted Newco
----                    ------   ------  --------  ---------  ----------------- ---------  -------------  ----------  -------------
Eastbourne Capital    1,406,700       --       --                   23.4%         703,350          --    $ 9,495,225      21.0%
Larry Mindel (Chair.)   683,994   54,350   58,146    $7.27          11.4%         341,997          --      4,616,960      10.2%
Michael Hislop
  (Dir, CEO)                 --  494,073  189,983    $4.72           3.0%              --     266,300      2,338,291       5.2%
Howard Lester (Dir)     216,166   16,000       --    $4.14           3.7%         216,166      16,000      3,067,929       6.8%
Warren Hellman (Dir)    133,555    6,000       --    $5.75           2.2%         133,555       6,000      1,849,493       4.1%
Michael Beatrice (COO)       --   64,047   66,653    $7.13           0.1%              --      32,024        204,076       0.5%
Dean Cortopassi (Dir)   117,794    7,500       --    $5.57           2.0%         117,794       7,500      1,649,683       3.6%
Peter Hausbeck (CFO)         --   12,293   31,267    $9.55           0.0%              --      12,293         48,525       0.1%
Lawrence Levy (Dir)(3)       --    1,500    3,000    $7.00           0.0%              --          --             --       0.0%
Scott Hedrick (Dir)          --    3,000       --    $6.00           0.0%              --       3,000         22,500       0.0%
Other Employees              --  190,968  408,077    $7.00           0.7%              --      47,742        310,323       0.7%
Public Float          3,213,243       --       --       --          53.4%              --          --             --       0.0%
New Employee
  Option Pool                --       --       --       --           0.0%              --          --             --      10.0%
Subordinated Capital         --       --       --       --           0.0%              --          --     13,550,887      29.9%
JH&Co Warrants               --       --       --       --           0.0%              --          --             --       8.0%
                      ---------  -------  -------     ----         ------       ---------     -------    -----------     ------
TOTAL                 5,771,452  849,731  757,036                  100.0%       1,512,862     390,858    $37,153,891     100.0%

TRANSACTION SUMMARY

Assumed Offer Price                      $     13.50
Total Common Shares                        5,771,452
Less: Reinvested Shares                    1,512,862
                                         -----------
Net Common Acquired                        4,258,590

Total Vested Options                         849,731
Less: Reinvested Options                     390,858
                                         -----------
Net Options Acquired                         458,873

Cash to Acquire Shares                  $ 57,490,965
Cash to Acquire Options                    6,194,780
Less: Option Proceeds                     (3,212,108)
Fees/Expenses(4)                           3,227,250
                                         -----------
Total Cash Uses                         $ 67,700,887

LTM EBITDA                              $ 10,700,000
Debt Multiple                                    4.5x
                                         -----------
Term Debt                                 48,150,000
Cash from Company                          2,000,000
Subordinated Capital                      13,550,887
                                         -----------
Total Cash Sources                      $ 63,700,887

Assumptions:
(1) Fully diluted assumed to be 6.019mm shares; calculated using net exercise method
(2) Eastbourne assumed to roll 50%, LM assumed to roll 50% of shares (and exercise all vested options), MH assumed to sell $2.0mm, MB assumed to roll 50%, other Directors & Officers assumed to roll 100% (except LL), Other Employees assumed to roll 25%
(3) LL expected to represent shareholders; assumed to exercise all vested options
(4) Includes 1% advisory fee on enterprise value, 2.5% on debt, 5% on outside equity (assumed outside equity of $4mm), $500k for fairness opinion, $300k for legal, $200k for other

                          FINANCIAL PROJECTION SUMMARY
                       YEARS ENDING 31 DECEMBER, US $000

                                EST.         PROJ.       PROJ.       PROJ.       PROJ.       PROJ.
                                2000         2001        2002        2003        2004        2005
                              --------     --------    --------    --------    --------    --------
REVENUES
  Restaurants                 $113,551     $123,454    $130,943    $135,818    $140,873    $144,816
  Bakeries                       9,782       10,646      11,540      12,071      12,532      13,105
                              --------     --------    --------    --------    --------    --------
  TOTAL REVENUES              $123,333     $134,100    $142,483    $147,889    $153,404    $157,921

PROFIT CENTER INCOME
  Restaurants                 $ 14,599     $ 16,358    $ 17,692    $ 18,594    $ 19,526    $ 20,099
  Bakeries                       1,819        1,792       2,133       2,289       2,461       2,677
                              --------     --------    --------    --------    --------    --------
  TOTAL PCI                   $ 16,418     $ 18,150    $ 19,824    $ 20,884    $ 21,986    $ 22,776
      Margin                        13%          14%         14%         14%         14%         14%

Preopening Expenses           $    970     $    280    $    250    $    250    $    250    $    250
Corporate Overhead               9,095        7,973       7,803       7,959       8,118       8,280
Goodwill Amortization(1)            --        1,800       1,800       1,800       1,800       1,800
Interest Expense(2)                 --        4,560       4,080       3,600       3,120       2,640
                              --------     --------    --------    --------    --------    --------
  PRE-TAX INCOME              $  6,353     $  3,537    $  5,891    $  7,275    $  8,698    $  9,806

Income Taxes                     2,446        1,362       2,268       2,801       3,349       3,775
                              --------     --------    --------    --------    --------    --------
  NET INCOME                  $  3,907     $  2,175    $  3,623    $  4,474    $  5,350    $  6,031
---------------------------------------------------------------------------------------------------

Fixed Asset Depreciation      $  5,920     $  6,437    $  6,839    $  7,099    $  7,363    $  7,580
Goodwill Amortization               --        1,800       1,800       1,800       1,800       1,800
Interest Expense                    --        4,560       4,080       3,600       3,120       2,640
Income Taxes                     2,446        1,362       2,268       2,801       3,349       3,775
                              --------     --------    --------    --------    --------    --------
  EBITDA                      $ 12,273      $ 16,334    $ 18,611    $ 19,774    $ 20,982    $ 21,826
      MARGIN                        10%          12%         13%         13%         14%         14%

  Capital Expenditures        $ 12,000     $  4,000    $  4,120    $  4,244    $  4,371    $  4,502
  Interest Expense                  --        4,560       4,080       3,600       3,120       2,640
  Term Debt Amortization            --        4,800       4,800       4,800       4,800       4,800
                              --------     --------    --------    --------    --------    --------
  FREE CASH FLOW              $    273     $  2,974    $  5,611    $  7,130    $  8,691    $  9,884
---------------------------------------------------------------------------------------------------
  TERM DEBT BALANCE           $     --     $ 43,200    $ 38,400    $ 33,600    $ 28,800    $ 24,000

(1) Assumed 20 year amortization of $36mm in Goodwill

(2) Assumed 10% interest rate on average term debt; term debt is amortized over 10 years

TRANSACTION SUMMARY

Assumed Offer Price                               $12.00         $12.50         $13.00         $13.50         $14.00
LTM EBITDA                                   $10,700,000    $10,700,000    $10,700,000    $10,700,000    $10,700,000
LTM EBITDA-Maintenace Capex(1)                 8,200,000      8,200,000      8,200,000      8,200,000      8,200,000
Implied EBITDA Multiple                             6.8x           7.1x           7.4x           7.7x           8.0x
Implied EBITDA-Maintenance Capex Multiple           8.9x           9.3x           9.7x          10.0x          10.4x

Total Common Shares                            5,771,452      5,771,452      5,771,452      5,771,452      5,771,452
Less: Reinvested Shares                        1,512,862      1,512,862      1,512,862      1,512,862      1,512,862
                                             -----------    -----------    -----------    -----------    -----------
Net Common Acquired                            4,258,590      4,258,590      4,258,590      4,258,590      4,258,590

Total Vested Options                             849,731        849,731        849,731        849,731        849,731
Less: Reinvested Options                         343,931        361,584        377,105        390,858        403,130
                                             -----------    -----------    -----------    -----------    -----------
Net Options Acquired                             505,800        488,147        472,626        458,873        446,601

Cash to Acquire Shares                       $51,103,080    $53,232,375    $55,361,670    $57,490,965    $59,620,260
Cash to Acquire Options                        6,069,594      6,101,835      6,144,137      6,194,780      6,252,417
Less: Option Proceeds                         (3,540,597)    (3,417,028)    (3,308,381)    (3,212,108)    (3,126,208)
Fees/Expenses(2)                               3,135,750      3,166,250      3,196,750      3,227,250      3,257,750
                                             -----------    -----------    -----------    -----------    -----------
TOTAL CASH USES                              $56,767,828    $59,083,432    $61,394,175    $63,700,887    $66,004,218

LTM EBITDA                                   $10,700,000    $10,700,000    $10,700,000    $10,700,000    $10,700,000
Max. Debt Multiple                                  4.5x           4.5x           4.5x           4.5x           4.5x
                                             -----------    -----------    -----------    -----------    -----------
Term Debt                                     48,150,000     48,150,000     48,150,000     48,150,000     48,150,000
Cash from Company                              2,000,000      2,000,000      2,000,000      2,000,000      2,000,000
Subordinated Capital                           6,617,828      8,933,432     11,244,175     13,550,887     15,854,218
                                             -----------    -----------    -----------    -----------    -----------
TOTAL CASH SOURCES                           $56,767,828    $59,083,432    $61,394,175    $63,700,887    $66,004,218

(1) Maintenance Capex is assumed to be $2.5mm for maintenance of existing units
(2) Includes 1% advisory fee on enterprise value, 2.5% on debt, 5% on outside equity (assumed outside equity of $4mm), $500k for fairness opinion, $300k for legal, and $200k for other

                   ACQUISITION ANALYSIS: LBO/MBO TRANSACTIONS

                                                                                                   PREMIUMS PAID
                                                                                           ------------------------------
  DATE      TARGET/ACQUIROR               TOTAL VALUE       TARGET UNI     ITDA MULTIPL    1 DAY      1 WEEK      1 MONTH
--------    ---------------               -----------       ----------     ------------    -----      ------      -------
Dec-99      El Pollo Loco                   $128.0              274            5.3x        division sold by Advantica
                          AMERICAN SECURITIES CAPITAL

Aug-99      Rock Bottom Restaurants         $ 82.5               62            5.0x         45%         67%         82%
                          RB CAPITAL (MBO)

Nov-98      Sbarro Inc.                     $474.0              850            5.9x         15%         20%         23%
                          SBARRO FAMILY & MANAGEMENT

Oct-98      Fuddruckers                     $ 43.0              204            4.2x        division sold by Champps Intl.
                          KING CANNON INC.

Aug-98      DavCo Restaurants Inc.          $140.0              263            7.0x         45%         54%         82%
                          MBO/CVC

Jul-98      Skyline Chilli, Inc.            $ 28.0               36            5.2x          0%         15%         23%
                          FLEET EQUITY PARTNERS

Sep-97      Krystal Co.                     $145.4              249            8.7x        142%        152%        164%
                          PORT ROYAL HOLDINGS INC.

July-96     Carrols Holding Corp.           $203.1              220            6.5x        No public stock, only public debt
                          BAHRAIN INTERNATIONAL BANK

Oct-93      Restaurant Enterprises Group    $234.9              563            5.6x        Recapitalized upon exit from Bankruptcy
                          APOLLO-GREEN-FOODMAKER

June-93     Rax Restaurants (60% stake)     $ 42.8               80            6.2x        Private company
                          CITICORP VENTURE CAPITAL LTD.

                          --------------------------------------------------------------------------------------------------------
                          Average           $152.2                             6.0x         49.6%      61.6%       74.6%
                          Median             134.0                             5.8x         45.5%      53.8%       81.8%
                          Avg. w/o Hi&Low    127.5                             5.8x         35.4%      46.9%       62.1%
                          --------------------------------------------------------------------------------------------------------

Nov-99      Avado Brands                    $601.8              233            7.8x           76%        21%          4%
FAILED                    MANAGEMENT GROUP

                          COMPARABLE COMPANY ANALYSIS

                                                                   Shares   Share               Net
Ticker  Name             Restaurants     Own/Frnch    Locations      Out    Price    Mkt. Cap   Debt    TEV     EBITDA  TEV/EBITDA
------  ----             -----------     -----------  ---------    ------   ------  ---------  ------  ------   ------  ----------
ARKR    Ark Restaurants  assorted names   22/5        NY, DC,         3.2    $7.56  $   24.0   $ 23.6  $ 47.6   $  3.2     14.9x
                                                      Vegas, Bos
BNHN    Benihana         Benihana         51/12       national        6.2   $14.00      86.2     32.1   118.3     19.2      6.2x
BUCA    BUCA             BUCA di BEPPO    39/0        national       14.4   $13.63     196.2     43.6   239.8      6.5     37.1x
CPKI    California       California       76/31       17 states      18.0   $22.00     396.0     (5.6)  390.4     19.3     20.2x
        Pizza            Pizza
CEC     CEC              Chuck E.         302/55      45 states      26.8   $29.69     795.6    125.2   920.8    113.2      8.1x
        Entertainment    Cheese's
CHT     Chart House      Chart House      51/0        21 states      11.8    $5.69      67.1     32.5    99.6      6.1     16.5x
CAKE    Cheesecake       Cheesecake       34/0        15 states      30.6   $34.75   1,063.4    (64.2)  999.2     46.0     21.7x
        Factory          Factory
CHGO    Chicago Pizza    BJ's             26/0        CA, OR, WA,     7.7    $2.66      20.3      4.3    24.6      2.6      9.5x
                                                      CO
DAB     Dave & Buster's  Dave & Buster's  25/0        national       13.0    $6.25      81.3     50.4   131.7     46.4      2.8x
LTUS    Garden Fresh     Souplantation/   71/0        12 western
                         Sweet Tomato                 states          5.7   $11.94      67.4     33.8   101.2     23.1      4.4x
JAX     J. Alexander's   J. Alexander's   20/0        9 southern      6.9    $3.38      23.1     12.6    35.7      5.4      6.6x
                                                      states
LNY     Landry's         Joe's Crab       143/0       26 states      23.8    $7.63     181.5     17.7   199.2     54.0      3.7x
                         Shack/Landry's
STAR    Lone Star        Lone Star        241/0       national       26.4    $8.75     231.0    (19.6)  211.4     34.6      6.1x
        Steakhouse
MRG     Morton's         Morton's/        55/0        40 cities       4.8   $20.56      98.1     67.7   165.8     28.3      5.9x
                         Bertolini's
CHUX    O'Charley's      O'Charley's      117/0       11 southern    15.6   $14.00     218.4    168.6   387.0     46.7      8.3x
                                                      states
PFCB    PF Chang's       PF Chang's       36/0        national       10.3   $30.38     312.9      5.4   318.3     19.4     16.4x
RAIN    Rainforest       Rainforest       28/10       international  22.6    $2.13      48.0    (23.8)   24.2     38.2      0.6x
        Cafe             Cafe
RARE    Rare             LongHorn         155 total   national       12.0   $29.63     355.5    122.8   478.3     46.0     10.4x
        Hospitality      Steakhouse
GRLL    Roadhouse        Roadhouse        68/3        11 southern     9.7    $4.25      41.3     28.7    70.0     15.4      4.5x
        Grill            Grill                        states
RUBO    Rubio's          Rubio's          67/0        southwestern    8.9    $9.63      85.5    (11.2)   74.3      5.7     13.0x
                                                      states
TACO    Taco Cabana      Taco Cabana      109/10      national       11.6    $4.38      50.8     76.1   126.9     25.5      5.0x
TENT    Total            Fox & Hound/     37/0        national        9.5    $2.19      20.7      9.9    30.6      6.8      4.5x
        Entertainment    Bailey's
UNO     Uno Restaurant   Pizzeria Uno     100/63      New Eng/       11.1   $11.38     126.3     71.2   197.5     32.7      6.0x
                                                      East Coast
                                                                                             Average                       10.1x
                                                                                             Median                         6.6x
                                                                                             Avg of Mkt. Cap <$100mm        7.3x
                                                                                             Avg of Mkt. Cap >$100mm       13.8x
                                                                                             Avg w/o Hi&Low                 9.3x

ILFO    Il Fornaio       Il Fornaio       22/0        CA, NV, other   6.0    $7.50  $   45.1    ($5.3) $ 39.8   $ 10.7      3.7x
                                                      states

                   ACQUISITION ANALYSIS: LBO/MBO TRANSACTIONS

 Date     Target/Acquiror                         Total Value    Target Units    EBITDA Multiple
-------   ----------------------------------      -----------    ------------    ---------------
Dec-99    El Pollo Loco                             $128.0           274              5.3x
               American Securities Capital

Aug-99    Rock Bottom Restaurants                   $ 82.5            62              5.0x
               RB Capital (MBO)

Nov-98    Sbarro Inc.                               $474.0           850              5.9x
               Sbarro Family & Management

Oct-98    Fuddruckers                               $ 43.0           204              4.2x
               King Cannon Inc.

Aug-98    DavCo Restaurants Inc.                    $140.0           263              7.0x
               MBO/CVC

Jul-98    Skyline Chili, Inc.                       $ 28.0            36              5.2x
               Fleet Equity Partners

Sep-97    Krystal Co.                               $145.4           249              8.7x
               Port Royal Holdings Inc.

July-96   Carrols Holding Corp.                     $203.1           220              6.5x
               Bahrain International Bank

Oct-93    Restaurant Enterprises Group              $234.9           563              5.6x
               Apollo-Green-Foodmaker

June-93   Rax Restaurants (60% stake)               $ 42.8            80              6.2x
               Citicorp Venture Capital Ltd.

               AVERAGE                              $152.2                            6.0x
               MEDIAN                                134.0                            5.8x
               AVG. W/O HI&LOW                       127.5                            5.8x

Nov-99    Avado Brands                              $601.8           233              7.8x
FAILED         Management Group

                  ACQUISITION ANALYSIS: STRATEGIC TRANSACTIONS

Date      Target/Acquiror                           Total Value    Target Units    EBITDA Multiple
----      --------------------------------------    -----------    ------------    ---------------
Jun-00    El Torito Restaurant (div of Prandium)      $129.5            101              5.9x
               Acapulco Acquisitions

Sep-99    Long John Silver's                          $227.5           1270              6.0x
               A&W Restaurants

Oct-98    Pollo Tropical Inc.                         $ 90.8             36              8.0x
               Carrols Corp.

Sep-98    Timber Lodge Steakhouse Inc.                $ 34.6             16             10.5x
               Santa Barbara Restaurant Grp.

Jun-98    Spaghetti Warehouse                         $ 60.0             30              8.2x
               Consolidated Restaurants

Jul-98    Bertucci's Inc.                             $ 96.6             84              6.8x
               NE Restaurant Company, Inc.

May-98    Morrison Restaurants Inc.                   $ 57.5            142              8.4x
               Piccadilly Cafeterias Inc.

Apr-98    Advantica Restaurants - Hardee's            $426.4            557              6.4x
               CKE Restaurants, Inc.

Mar-98    Apple South - Applebee's Restaurants        $ 94.7             33              7.0x
               Applebee's International

Feb-98    Sagebrush Inc.                              $ 38.4             34              6.3x
               WSMP Inc.

Jan-98    El Chico Restaurants                        $ 78.0             95              7.9x
               Cracken Harkey & Co.

Jul-97    DAKA International Inc.                     $194.0            250             14.2x
               Compass Group PLC

Jul-97    Hardee's Food Systems, Inc.                 $332.4            788             20.8x
               CKE Restaurants, Inc.

Mar-97    Hops Bar & Grill                            $ 58.0             18             12.2x
               Apple South, Inc.

Mar-97    McCormick & Schmick's                       $ 68.3             16             10.9x
               Apple South, Inc.

Oct-96    Casa Bonita Holdings, Inc.                  $ 74.0            114              7.2x
               CKE Restaurants, Inc.

Sept-96   TPI Enterprises, Inc.                       $164.4            243              9.4x
               Shoney's, Inc.

Aug-96    Bayport Restaurant Group Inc.               $ 67.5             17             17.0x
               Landry's Seafood Restaurants

                  ACQUISITION ANALYSIS: STRATEGIC TRANSACTIONS

Date        Target/Acquiror                              Total Value     Target Units     EBITDA Multiple
-----       ---------------                              -----------     ------------     ---------------
July-96     Bugaboo Creek Steakhouse                        $ 62.2            18               6.6x
                 Longhorn Steaks, Inc.

July-96     Hometown Buffet Inc.                            $217.7            95               9.6x
                 Buffets, Inc

July-96     Black Eyed Pea                                  $117.6           100               9.0x
                 DenAmerica

Apr-96      Denwest Restaurant Corporation                  $ 75.8           102               8.5x
                 American Family Restaurants

Dec-95      Grady's American Grill - Brinker Int'l          $ 73.9            42               8.1x
                 Quality Dining Inc.

Nov-95      DF&R Restaurants                                $191.6            55              12.4x
                 Apple South Inc.

Oct-95      Shoney's Inc. - Lee's Chicken                   $ 28.4           276               4.1x
                 RTM Restaurant Group

Jun-95      Marcus Corp. - Applebee's Neighborhood          $ 47.8            18              14.9x
                 Apple South Inc.

Mar-95      Innovative Rest. Cncpts, Inc. (Rio Bravo)       $ 69.9            17              10.6x
                 Applebee's International

Mar-95      Tug Inc.                                        $ 17.0             8               8.9x
                 Apple South

Nov-94      Grayling Corp.                                  $ 19.9             8               5.6x
                 Quality Dining Inc.

Oct-94      Pub Ventures of New England                     $ 57.8            14              10.9x
                 Applebee's International

Sep-94      Southern Hospitality Corp.                      $ 27.0            34               6.0x
                 DavCo Restaurants Inc.

May-94      On The Border Cafes (merger)                    $ 37.0            14              16.4x
                 Brinker International

Apr-94      Apple Tenn-Flo LP                               $ 17.2            10              26.0x
                 Apple South

Dec-93      Saint Louis Bread Company                       $ 27.0            20              25.8x
                 Au Bon Pain Co. Inc.

June-93     Two Pesos                                       $ 26.5            29               9.9x
                 Taco Cabana

May-93      NRH Corp. (Tony Roma's Restaurants)             $ 27.4            27               5.9x
                 National Pizza Company

                 Average                                    $ 95.4                            10.3x
                 Median                                       67.9                             8.7x
                 Avg. w/o Hi&Low                              88.0                            10.1x